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As filed with the Securities and Exchange Commission on June 22, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST VIRTUAL COMMUNICATIONS, INC.

Delaware	77-0357037
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3393 Octavius Drive
Santa Clara, CA 95054
(408) 567-7200

1997 Employee Stock Purchase Plan
1997 Non-Employee Directors' Stock Option Plan

Ralph Ungermann
Chairman of the Board
FIRST VIRTUAL COMMUNICATIONS, INC.
3393 Octavius Drive
Santa Clara, CA 95054
(408) 567-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Julie M. Robinson, Esq.
COOLEY GODWARD LLP
4365 Executive Drive, Suite 1100
San Diego, CA 92121

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $.001 per share	1,350,000 shares	$1.00	$1,350,000	$338.00

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h)(1) of the Securities Act of 1933, as amended, (the "Securities Act"). The price per share and aggregate offering price are calculated on the basis of $1.00, the average of the high and low sales prices of Registrant's Common Stock on June 21, 2001 as reported on the Nasdaq National Market for the shares subject to the Plan registered hereunder.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The contents of the following Registration Statements on Form S-8 filed with the Securities and Exchange Commission are incorporated by reference herein:

  1.
  Registration Statement No. 333-51799 as filed on May 5, 1998.

  2.
  Registration Statement No. 333-80725 as filed on June 15, 1999.

  3.
  Registration Statement No. 333-41596 as filed on July 17, 2000.

EXHIBITS

Exhibit Number
4.1	Specimen Certificate for Common Stock of the Registrant(1)
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.
99.1	1997 Employee Stock Purchase Plan, as amended.
99.2	1997 Non-Employee Directors' Stock Option Plan, as amended.

(1)
Filed as an exhibit to the Company's Quarterly Report on Form 10-Q filed on June 10, 1998 (File No. 000-23305).

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 22, 2001.

FIRST VIRTUAL COMMUNICATIONS, INC.
By:	/s/ RANDY ACRES Randy Acres Chief Financial Officer (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph Ungermann and Randy Acres, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ KILLKO A. CABALLERO Killko A. Caballero	President and Chief Executive Officer (PRINCIPAL EXECUTIVE OFFICER)	June 22, 2001
/s/ RANDY ACRES Randy Acres	Chief Financial Officer (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)	June 22, 2001
/s/ EDWARD HARRIS Edward Harris	Director	June 22, 2001
/s/ RALPH UNGERMANN Ralph Ungermann	Chairman of the Board	June 22, 2001
/s/ ADAM STETTNER Adam Stettner	Director	June 22, 2001

/s/ DAVID A. NORMAN David A. Norman	Director	June 22, 2001
/s/ ROBERT WILMOT Robert Wilmot	Director	June 22, 2001
/s/ JONATHAN MORGAN Jonathan Morgan	Director	June 22, 2001

EXHIBIT INDEX

Exhibit Number
4.1	Specimen Certificate for Common Stock of the Registrant(1)
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.
99.1	1997 Employee Stock Purchase Plan, as amended.
99.2	1997 Non-Employee Directors' Stock Option Plan, as amended.

(1)
Filed as an exhibit to the Company's Quarterly Report on Form 10-Q filed on June 10, 1998 (File No. 000-23305).

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX